Exhibit 10.1

EXECUTION VERSION

FORBEARANCE AGREEMENT

This FORBEARANCE AGREEMENT, dated as of September 29, 2023 (this “Agreement”), is entered into among Ebix, Inc., a Delaware corporation (the “Borrower”), certain subsidiaries of the Borrower hereto as guarantors (the “Guarantors” and collectively with the Borrower, the “Credit Parties”), the Lenders (as defined below) party hereto, Regions Bank, as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent (in such capacity, the “Collateral Agent”; the Administrative Agent and the Collateral Agent are herein collectively referred to as, the “Agents”) and the other undersigned parties hereto in connection with the Credit Agreement referred to below. Terms which are capitalized in this Agreement and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement (as defined herein).

W I T N E S S E T H

WHEREAS, the Borrower, the Guarantors, the lenders party thereto from time to time (collectively, the “Lenders”), the Administrative Agent, and the Collateral Agent, are parties to that certain Credit Agreement, dated as of August 5, 2014 (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”);

WHEREAS, certain Defaults and Events of Default as set forth on Annex I hereto will have occurred and are continuing as of September 29, 2023 (collectively, the “Existing Defaults”);

WHEREAS, the Borrower has further informed the Administrative Agent that certain additional Events of Default as set forth on Annex II hereto are reasonably expected to occur during the Forbearance Period (as defined below), each of which, upon its occurrence or due to the passage of time, will constitute an additional Event of Default under the terms of the Credit Agreement (collectively, the “Potential Defaults”, together with the Existing Defaults, the “Specified Defaults”);

WHEREAS, the Borrower has requested that the Agents and the Lenders forbear, for a limited period of time, from exercising any of their other rights and remedies under the Credit Documents with respect to the Specified Defaults, and the Agents and the Lenders party hereto (which constitute Required Lenders under the Credit Agreement) are willing to agree to such forbearance, on and subject to the terms and conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the mutual provisions and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Acknowledgment of Defaults and Rights and Remedies. The Borrower hereby acknowledges, confirms and agrees that the Existing Defaults have occurred, and as a result of the occurrence of the Existing Defaults (and upon the occurrence of any Potential Default), the Agents and the Lenders have the right to exercise all rights and remedies against the Borrower available to them under the Credit Documents and under Applicable Law, all without notice to the Borrower, except for such notice as may be expressly provided for in the Credit Documents or required by Applicable Law.

2. Acknowledgment of Current Outstanding Obligations, Default Interest, and Continued Repayments and Prepayments.

(a) The Borrower and each other Credit Party hereby acknowledges, confirms and agrees that all Obligations remain outstanding under the Credit Documents, including, without limitation, all unpaid principal, plus any reimbursement obligations for drawn Letters of Credit (if any), plus accrued but unpaid interest (including, without limitation, interest accruing at the Default Rate), plus the costs and expenses associated with the Credit Documents incurred by the Agents and the Lenders, including, without limitation, the amendment fee pursuant to Section 6(b) of Amendment No. 14 to the Credit Agreement (as amended by Amendment No. 15 to the Credit Agreement) (the “Amendment No. 14 Fee”), attorneys’ fees incurred by the Agents in the negotiation and preparation of the Credit Documents, this Agreement and the documents related hereto, attorneys’ fees incurred by the Agents and the Lenders in connection with the enforcement or protection of their rights under the Credit Agreement, the other Credit Documents and Applicable Law and expenses incurred by the Agent Financial Advisor (as defined below) in connection herewith, in each case, as provided in the Credit Agreement, the other Credit Documents and Applicable Law, plus any other amounts payable by any Credit Party to any Secured Party pursuant to any Credit Document (the foregoing amounts are hereafter collectively referred to as the “Current Outstanding Obligations”). Except as specifically set forth herein, nothing shall alter, amend, modify or extinguish the obligation of the Borrower to pay the Current Outstanding Obligations. Without in any manner limiting the generality of the release set forth in Section 9 hereof, and in order to induce the Agents and the Lenders to enter into this Agreement, the Borrower (i) represents, warrants, covenants and agrees that there exist no offsets, counterclaims or defenses to payment or performance of the Current Outstanding Obligations, all other amounts now or hereafter owed by the Borrower to the Lenders under the Credit Documents or any other Obligations set forth in the Credit Documents and (ii) in consideration hereof, expressly waives any and all such offsets, counterclaims and defenses arising out of any alleged acts, transactions or omissions on the part of any of the Agents, the other Secured Parties or any Related Party thereof arising (or otherwise relating to the period) on or prior to the Effective Date.

(b) The Borrower and each other Credit Party hereby acknowledges, confirms and agrees that the Amendment No. 14 Fee was fully earned on the Amendment No. 14 Effective Date and due and payable in full on September 30, 2023.

(c) The Borrower and each other Credit Party hereby acknowledges, confirms and agrees that (i) pursuant to (x) that certain Notice of Event of Default, Reservation of Rights, dated as of September 5, 2023, by the Administrative Agent to the Borrower, default interest has accrued on the principal amount of $360,000,000 of the Total Credit Exposure as of September 1, 2023 (“Principal Amount A”) from and after September 1, 2023 through the Effective Date at the Default Rate as set forth in Section 2.9 of the Credit and (y) that certain Notice of Event of Default, Reservation of Rights, dated as of September 21, 2023, by the Administrative Agent to the Borrower, default interest has accrued on the Total Credit Exposure as of September 20, 2023 less Principal Amount A from and after September 20, 2023 through the Effective Date at the Default Rate as set forth in Section 2.9 of the Credit Agreement and (ii) during the Forbearance Period, default interest shall accrue on (w) the unpaid amount of interest accrued pursuant to clause (i), (x) the Total Credit Exposure as of such date, (y) the Amendment No. 14 Fee, and (z) all other outstanding Obligations, in each case, at the Base Rate plus the Applicable Margin plus 2.0% per annum. For the avoidance of doubt, there is no Interest Payment Date during the Forbearance Period.

3. Acknowledgment of Liens and Priority; Reaffirmation of Security Interests. The Borrower hereby acknowledges, confirms and agrees that (i) pursuant to the Credit Documents, the Collateral Agent, for the benefit of the Secured Parties, holds (subject to Permitted Encumbrances) first priority, perfected security interests in and liens upon the Collateral and (ii) such security interests and liens secure all of the Obligations now or hereafter incurred, including, without limitation, the Current Outstanding Obligations and all other amounts now or hereafter owed by the Borrower to the Lenders under the Credit Documents. The Borrower hereby reaffirms its prior conveyance to the Collateral Agent for the benefit of the Secured Parties of a continuing security interest in and lien on the Collateral which it granted to the Collateral Agent for the benefit of the Secured Parties.

4. No Waivers; Reservation of Rights. The Agents and the Lenders have not waived, are not by this Agreement waiving, and have no current intention of waiving, any Specified Default or any other Default or Event of Default which may be continuing on the date hereof or which may occur after the date hereof (whether the same or similar to any Specified Default or otherwise).

5. Limited Forbearance Period; Forbearance Termination.

(a) At the Borrower’s request and in reliance upon the representations, warranties and covenants of the Borrower contained in this Agreement, and subject to the terms and conditions of this Agreement, the Agents and the Lenders party hereto (collectively, the “Forbearing Parties”) and the Borrower hereby agree that, during the Forbearance Period, notwithstanding the existence of the Existing Defaults or the occurrence and continuance of the Potential Defaults and notwithstanding anything to the contrary in the Credit Documents, the Forbearing Parties shall forbear from exercising any of their respective other rights and remedies with respect to the Specified Defaults, whether arising under the Credit Agreement, the other Credit Documents or Applicable Law.

(b) For the purposes of this Agreement, the “Forbearance Period” means the period commencing on the Effective Date (as defined below) and terminating on the earlier to occur of (x) 11:59 p.m., New York City time, on November 15, 2023 (the “Expiration Time”) and (y) the date on which any one or more of the following events has occurred (each hereinafter referred to as a “Forbearance Termination Event”):

(i) the failure by any Credit Party to perform or observe any of its covenants or agreements contained in this Agreement; or

(ii) other than the Specified Defaults, the failure by the Borrower to pay when due any mandatory prepayments of principal of any Loan under Section 2.11(c) of the Credit Agreement when and as the same shall become due and payable (without giving effect to any grace period in the Credit Agreement or otherwise); or

(iii) the occurrence of any Event of Default that is not a Specified Default; or

(iv) the failure to meet any Milestone (as defined herein) as and when required in Section 6 hereof; or

(v) the engagement of Jefferies LLC (“Jefferies”) shall be terminated for any reason; or

(vi) the engagement of AlixPartners LLP as financial advisor (the “Borrower Financial Advisor”) shall be terminated for any reason; or

(vii) the entry or attempted entry of any Lien (other than any Lien granted pursuant to a Credit Document or any Permitted Encumbrance) against any Credit Party or any Subsidiary of any Credit Party or any property or assets of any Credit Party or any Subsidiary of any Credit Party.

From and after the date on which the Forbearance Period terminates or expires, whichever occurs first (said date is hereinafter referred to as the “Forbearance Termination Date”), the Forbearing Parties’ agreement hereunder to forbear shall automatically and without further notice or action terminate and be of no further force and effect, and the Forbearing Parties shall have the immediate and unconditional right, in their discretion (subject to applicable provisions of the Credit Documents and Applicable Law), to exercise any or all of their respective rights and remedies under the Credit Agreement, the other Credit Documents and Applicable Law with respect to the Existing Defaults which may be continuing on the date hereof or any Potential Default which may occur and be continuing after the date hereof. The Forbearing Parties have not waived any of such rights or remedies, and nothing in this Agreement, nor any delay on any Forbearing Party’s part after the Forbearance Termination Date in exercising any such rights or remedies, can be construed as a waiver of any of such rights or remedies. No exercise of rights and remedies available to the Agents or the Lenders under the Credit Agreement or the other Credit Documents shall relieve or discharge the Borrower of its respective duties, covenants and obligations under the Credit Agreement and the other Credit Documents to which it is a party.

6. Milestones. The Borrower and each of the other Credit Parties hereby agree to comply with each of the following terms (each, a “Milestone”):

(a) On or prior to October 31, 2023, the Borrower shall agree in writing with the requisite Lenders on the terms of either (i) an amendment to the Credit Agreement in form and substance acceptable to the Agents and each of the Lenders or (ii) an agreement to implement an alternative transaction or transactions which shall provide for repayment of the Loans and other Obligations under the Credit Agreement in form and substance satisfactory to the Administrative Agent and Lenders holding at least 66.67% of the Total Credit Exposure; and

(b) On or prior to October 31, 2023, the Borrower shall deliver to the Agents and the Lenders a model transition service agreement and a carve-out plan (each reasonably acceptable to the Administrative Agent and the Required Lenders) in connection with the sale of certain U.S. assets or a combination of U.S. asset sales through an outbound process (collectively, the “Sale”), and such model transition service agreement and a carve-out plan shall each be contemporaneously posted into the data room which has been created in connection with the Sale and is available to potential purchasers.

7. Forbearance Covenants. In order to induce the Agents and the Lenders party hereto to enter into this Agreement, and as express conditions thereof, but without limiting the generality of the provisions of the Credit Documents, the Borrower agrees as follows:

(a) Weekly Calls with the Administrative Agent and the Lenders. The Borrower shall hold a weekly conference call with the Administrative Agent and the Lenders who elect to participate to discuss such matters (including as to financial data, reports, and projections) concerning the Borrower, its properties and its businesses, as the Administrative Agent or any Lender may reasonably request. The Borrower shall cause its CEO, CFO, one or both of the Independent Directors, Jefferies, and the Borrower Financial Advisor to participate in such weekly meetings.

(b) 13-Week Cash Flow. The Borrower shall deliver to the Administrative Agent (for distribution to the Lenders) (i) not later than 5:00 p.m., New York City time, on October 5, 2023, a cash flow forecast and sources and uses budget for the 13-week period commencing September 30, 2023, in form and substance reasonably satisfactory to the Administrative Agent (the “13-Week Cash Flow Budget”), which shall be prepared in consultation with and reviewed by the Borrower Financial Advisor and (ii) not later than 5:00 p.m., New York City time, on every other Thursday thereafter, commencing with October 12, 2023, an updated cash flow forecast and sources and uses budget for the 13-week period commencing on the immediately preceding Sunday, in form and substance reasonably satisfactory to the Administrative Agent (which updated forecast and budget shall thereafter be the 13-Week Cash Flow Budget).

(c) Budget Variance Report. Not later than 5:00 p.m., New York City time, on every other Thursday, commencing with the first such delivery on October 5, 2023, the Borrower shall deliver to the Administrative Agent a report, in form and substance reasonably satisfactory to the Administrative Agent, for the immediately preceding four-week period (or such shorter period commencing September 30, 2023), which shall be prepared in consultation with and reviewed by the Borrower Financial Advisor that (i) sets forth the variances for the Credit Parties (on a line item basis, as a percentage and as a dollar amount) between the actual results and the corresponding projected amounts reflected in the 13-Week Cash Flow Budget then in effect for the corresponding period and (ii) provides an explanation in reasonable detail of the reason for any such variance of any increase or decrease of 10% or more in any line item category.

(d) Cash Balances. Commencing on October 5, 2023, and on every Thursday thereafter, the Borrower shall provide to the Administrative Agent (for distribution to the Lenders) a report providing the balances of cash, net of checks issued but not yet cleared, Cash Equivalents and short-term Investments as of the end of the preceding week held by the Borrower and each of its Subsidiaries, along with an explanation in reasonable detail of the reason for any material increase or decrease in any line item category, in form acceptable to the Administrative Agent.

(e) Agent Financial Advisor. The Borrower shall continue to cooperate in good faith to provide FTI Consulting, Inc. as the financial advisor of the Administrative Agent (the “Agent Financial Advisor”) with full access to examine and make copies of the books, records, accounts and documents of the Borrower and to discuss the affairs, finances and accounts of the Borrower with the Borrower’s officers, employees, agents or independent accountants, and shall promptly deliver any information, documentation, instruments and other materials reasonably requested by the Agent Financial Advisor in connection with their engagement, subject to reasonable requirements of safety and confidentiality, including requirements imposed by Applicable Law or by contract.

(f) Independent Director. On September 29, 2023, the board of directors of the Borrower (the “Board”) appointed Elizabeth LaPuma and Jill Krueger as independent directors (together, the “Independent Directors”) to the Board, effective September 29, 2023. In connection with both Independent Directors’ appointment, the Board has appointed them to the strategic investment committee (the “SIC”) of the Board and has granted them full authorization to participate in all meetings of the Board and SIC, including, without limitation, in connection with the Sale and/or any alternative transaction or transactions. In the event of the resignation or termination of an Independent Director for any reason whatsoever, the Borrower shall engage a replacement Independent Director who is acceptable to the Administrative Agent and the Required Lenders within two (2) Business Days after such resignation or termination, or such longer period as the Administrative Agent shall reasonably agree.

(g) Payment of Professional Fees. The Borrower shall pay, within five (5) Business Days of request (including via email), all reasonable and documented out-of-pocket expenses incurred by the Agents and the Lenders, once every two weeks, including without limitation, (x) the fees and expenses of counsel to the Administrative Agent (limited to Mayer Brown LLP as primary counsel and, if necessary in the Administrative Agent’s reasonable discretion, one local counsel in each jurisdiction), and the Agent Financial Advisor, and (y) consistent with Section 3 of Amendment No. 14 to the Credit Agreement, any counsel to any individual Lender, which shall not exceed $25,000 per Lender (other than as provided in clause (x) above).

(h) Singapore Claims and Collateral. The Borrower shall cause Ebix Europe Limited and Ebix Singapore to promptly (but in any event on or before October 31, 2023) execute and deliver to the Agents each of the deliverables required under Section 7.15(d) of the Credit Agreement.

(i) Obligation to Provide Notice of any Forbearance Termination Event. The Borrower shall provide prompt written notice to the Administrative Agent of any event or condition that constitutes, or would reasonably be expected to constitute, a Forbearance Termination Event.

8. Conditions Precedent to Effectiveness. The effectiveness of this Agreement is subject to the receipt by the Administrative Agent, in form and substance acceptable to the Administrative Agent and the Required Lenders, of each of the following, or evidence of the satisfaction of each of the following conditions (the date of such satisfaction, the “Effective Date”), as applicable:

(a) The Borrower, the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders that collectively constitute the Required Lenders shall have delivered a fully executed copy of this Agreement, in form and substance satisfactory to the Administrative Agent and the Required Lenders;

(b) The Borrower shall have made an interest payment at the contractual, non-Default Rate due on September 30, 2023 under Section 2.7 of the Credit Agreement in the amount of $6,673,156.06 by September 29, 2023;

(c) The Borrower shall have paid all fees, costs and expenses incurred by the Agents in connection with this Agreement and any transactions contemplated hereby, including any and all outstanding legal and consultant fees and expenses of the Agents, as set forth in statements delivered to the Borrower at least one (1) Business Day prior to the Effective Date; and

(d) The Borrower shall have appointed the Independent Directors who are acceptable to the Administrative Agent and the Required Lenders.

9. Release; Covenant Not To Sue.

(a) FOR GOOD AND VALUABLE CONSIDERATION, THE SUFFICIENCY OF WHICH IS HEREBY ACKNOWLEDGED, EACH CREDIT PARTY, ON BEHALF OF ITSELF AND EACH OF ITS SUBSIDIARIES, AND ITS AND SUCH SUBSIDIARIES’ RESPECTIVE SUCCESSORS, ASSIGNS, HEIRS, REPRESENTATIVES AND AGENTS (COLLECTIVELY, THE “RELEASING PARTIES”), HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES THE ADMINISTRATIVE AGENT (AND ANY SUB-AGENT THEREOF), THE COLLATERAL AGENT (AND ANY SUB-AGENT THEREOF), EACH LEAD ARRANGER, EACH LENDER (WHETHER OR NOT A PARTY HERETO), THE SWINGLINE LENDER AND THE ISSUING BANK, AND THE RESPECTIVE AFFILIATES, DIRECTORS, EMPLOYEES, ADVISORS, AUDITORS, AGENTS AND OTHER REPRESENTATIVES OF ANY OF THE FOREGOING PERSONS (EACH, A “RELEASED PARTY”), FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES AND LIABILITIES WHATSOEVER (EACH, A “RELEASED CLAIM”), KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR

UNSUSPECTED, FIXED, CONTINGENT OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING AT ANY TIME ON OR BEFORE THE EFFECTIVE DATE, THAT IN ANY WAY RELATE TO OR ARISE FROM THIS AGREEMENT, THE CREDIT AGREEMENT, ANY OTHER CREDIT DOCUMENT, ANY EXTENSION OF CREDIT OR ANY TRANSACTIONS CONTEMPLATED HEREUNDER OR THEREUNDER, WHICH SUCH RELEASING PARTY MAY HAVE AGAINST ANY RELEASED PARTY AND IRRESPECTIVE OF WHETHER OR NOT ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, INCLUDING THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THIS AGREEMENT, THE CREDIT AGREEMENT OR ANY OTHER CREDIT DOCUMENT, OR THE NEGOTIATION, EXECUTION OR IMPLEMENTATION OF THIS AGREEMENT, THE CREDIT AGREEMENT OR ANY OTHER CREDIT DOCUMENT.

(b) Covenant Not to Sue. Each Releasing Party hereby knowingly and voluntarily, unconditionally and irrevocably, absolutely, finally and forever covenants that such Releasing Party will refrain, and further will direct each of its Related Parties to refrain, from commencing or otherwise prosecuting any action, suit or other proceeding, in law or in equity, against each Released Party on account of any Released Claim. Each Released Party shall be entitled to enforce this covenant through specific performance. In addition to the other liability which shall accrue upon the breach of this covenant, the breaching party (including any Related Party of any Releasing Party who or that commences or prosecutes any such action, suit or other proceeding) shall be liable to such Released Party for all reasonable attorneys’ fees and costs incurred by such party in the defense of such action or suit.

10. Costs and Expenses. After the Effective Date, the Borrower shall remain obligated to pay on a current basis (and shall pay on a current basis and, in any event, within five (5) Business Days after demand therefor) all costs and expenses required to be paid or reimbursed by it under Section 11.2 of the Credit Agreement.

11. Representations and Warranties. The Borrower and each of the other Credit Parties, by its execution of this Agreement, hereby represents and warrants to the Agents and the other Secured Parties as follows:

(a) other than with respect to or as a consequence of the Specified Defaults, each of the representations and warranties by the Borrower set forth in Section 6 of the Credit Agreement and in any other Credit Documents are true and correct in all material respects on and as of the Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date in which case they shall have been true and correct in all material respects as of such earlier date;

(b) other than the Specified Defaults, no Default or Event of Default has occurred and is continuing or is expected to occur prior to the Expiration Time;

(c) the execution, delivery and performance by the Borrower and each other Credit Party of this Agreement and any other documents entered into in connection therewith is (i) within such Person’s power, (ii) has been duly authorized by all necessary company action, (iii) does not contravene any provision of such Person’s organizational documents, (iv) does not violate any law or regulation, or any order or decree of any court or Governmental Authority, (v) does not conflict with or result in a material breach or termination of, constitute a material default under or accelerate or permit the acceleration of any performance required by any material indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Person is a party or by which it or any of its property is bound, (vi) does not result in the creation or imposition of any lien upon any of such Person’s property other than those in favor of the Collateral Agent, on behalf of the Secured Parties, pursuant to the Credit Documents and (vii) does not require any material consent or approval of any Governmental Authority or any other Person; and

(d) each of this Agreement and any other documents entered into in connection therewith constitutes a legal, valid and binding obligation of the Borrower and each other Credit Party enforceable against such Person in accordance with its terms, except to the extent limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights generally, and by general equitable principles (whether considered in a proceeding in equity or at law).

12. Acknowledgement. Each party hereto acknowledges that the terms of this Agreement shall not constitute a course of dealing among the parties hereto.

13. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Except as provided in Section 8 hereof, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

14. Severability. If any provision of this Agreement or any other Credit Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions of this Agreement and the other Credit Documents, or of such provision in any other jurisdiction, shall not in any way be affected or impaired thereby.

15. GOVERNING LAW; JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. SECTION 11.13 OF THE CREDIT AGREEMENT IS INCORPORATED HEREIN BY REFERENCE AS IF FULLY SET FORTH HEREIN, MUTATIS MUTANDIS.

16. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT

OR ANY OTHER CREDIT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

17. Credit Document. This Agreement shall be deemed to be a Credit Document for all purposes of the Credit Agreement and each other Credit Document.

18. Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

EBIX, INC., as Borrower

By:	/s/ Robin Raina
Name: Robin Raina
Title: President and Chief Executive Officer

EBIX CONSULTING, INC.
VERTEX, INCORPORATED
P.B. SYSTEMS, INC.
AGENCY SOLUTIONS.COM, LLC
DOCTORS EXCHANGE, INC.
CONFIRMNET CORPORATION
EBIX INTERNATIONAL LLC
EBIX LATIN AMERICA, LLC
A.D.A.M., INC.
FACTS SERVICES, INC.
EBIX US, LLC
EBIX INTERNATIONAL HOLDINGS LIMITED, each as a Guarantor

By:	/s/ Robin Raina
Name: Robin Raina
Title: President and Chief Executive Officer

[Ebix - Signature Page to Forbearance Agreement]

REGIONS BANK., as Administrative Agent and Collateral Agent

By:	/s/ J. Patrick Carrigan
Name: J. Patrick Carrigan
Title: Senior Vice President

[Ebix - Signature Page to Forbearance Agreement]

REGIONS BANK, as a Lender, Issuing Bank, and Swingline Lender

By:	/s/ J. Patrick Carrigan
Name: J. Patrick Carrigan
Title: Senior Vice President

[Ebix - Signature Page to Forbearance Agreement]

ALCOF II NUBT, L.P.,
By: Arbour Lane Fund II GP, LLC
Its General Partner, as a Lender

By:	/s/Kenneth Hoffman
Name: Kenneth Hoffman
Title: Manager

ALCOF III NUBT, L.P., By: Arbour Lane Fund III GP, LLC Its General Partner, as a Lender

By:	/s/Kenneth Hoffman
Name: Kenneth Hoffman
Title: Manager

BMO BANK NA. as Lender

By:	/s/ Jack J. Kane
Name: Jack J. Kane
Title: Managing Director

CADENCE BANK, as Lender

By:	/s/ Michael R. Moers
Name: Michael R. Moers
Title: Senior Vice President

FIRST-CITIZENS BANK & TRUST COMPANY

By:	/s/ Claudia Canales
Name: Claudia Canales
Title: Managing Director

KEYBANK NATIONAL ASSOCIATION, as Lender
By:	/s/ Dale Conder
Name: Dale Coader Title Senior Vice President

PNC BANK, NATIONAL ASSOCIATION, as Lender

By:	/s/ Stephen G. Vollmer, Jr.
Name: Stephen G. Vollmer, Jr.
Title: Senior Vice President

TRUSTMARK NATIONAL BANK, as Lender

By:	/s/ Barry Harvey
Name: Barry Harvey
Title Chief Credit and Operations Officer, Executive Vice President

[Ebix - Signature Page to Forbearance Agreement]

ANNEX I

EXISTING DEFAULTS

The Borrower’s failure to make the required prepayment of at least $360,000,000 under Section 2.11(c)(v) of the Credit Agreement on or prior to August 31, 2023, which failure is an Event of Default under Section 9.1(a) of the Credit Agreement.

The Borrower’s failure to cause Ebix Europe Limited and Ebix Singapore to execute and deliver each of the deliverables required under Section 7.15(d) of the Credit Agreement, which failure is an Event of Default under Section 9.1(e) of the Credit Agreement.

ANNEX II

POTENTIAL DEFAULTS

The anticipated failure of the Borrower to repay, on or prior to September 30, 2023, the entire principal amount of all Loans which have accrued under the Credit Agreement as required under Sections 2.1(a) and 2.6 of the Credit Agreement. The failure to make such repayment will be an immediate Event of Default under Section 9.1(a)(i) of the Credit Agreement.

The anticipated failure of the Borrower to repay, on or prior to September 30, 2023, all accrued and unpaid interest and fees on the Loans and all other obligations of the Credit Parties which have accrued under the Credit Agreement as required under Sections 2.1(a) and 2.6 of the Credit Agreement. The failure to make such repayment will be an Event of Default under Section 9.1(a)(ii) of the Credit Agreement if not remedied within three (3) Business Days following September 30, 2023.

The anticipated failure of the Borrower to pay the Amendment No. 14 Fee on or prior to September 30, 2023 as required under Section 6(b) of Amendment No. 14 to the Credit Agreement (as amended by Amendment No. 15 to the Credit Agreement). The failure to make such payment will be an Event of Default under Section 9.1(a)(ii) of the Credit Agreement if not remedied within three (3) Business Days following September 30, 2023.

The anticipated failure of the Borrower to pay, on or prior to September 30, 2023, interest in cash which has accrued at the Default Rate on the principal amount of $360,000,000 since August 31, 2023 pursuant to Section 2.9 of the Credit Agreement. The failure to make such payment will be an Event of Default under Section 9.1(a)(ii) of the Credit Agreement if not remedied within three (3) Business Days following September 30, 2023.

The anticipated failure of the Borrower to pay, on or prior to September 30, 2023, interest in cash which has accrued at the Default Rate on the remaining portion of principal (other than the abovementioned principal among of $360,000,000) since September 20, 2023 pursuant to Section 2.9 of the Credit Agreement. The failure to make such payment will be an Event of Default under Section 9.1(a)(ii) of the Credit Agreement if not remedied within three (3) Business Days following September 30, 2023.

The anticipated failure of the Borrower to comply with the Consolidated Fixed Charge Coverage Ratio for the Fiscal Quarter ending September 30, 2023 pursuant to Section 8.7(b) of the Credit Agreement. The failure to comply with such covenant will be an immediate Event of Default under Section 9.1(c) of the Credit Agreement if the Borrower is not in compliance with the Consolidated Fixed Charge Coverage Ratio when the Compliance Certificate with regard to such Fiscal Quarter is delivered.